UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

Professional Holding Corp.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-39215 (Commission File Number)	46-5144312 (I.R.S. Employer Identification No.)

396 Alhambra Circle, Suite 255, Coral Gables, Florida (Address of principal executive offices)		33134 (Zip Code)

(786) 483-1757

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PFHD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 17, 2020, Professional Holding Corp., a Florida corporation (the “Company”), held a special meeting of its shareholders (the “Company special meeting”) in Coral Gables, Florida.  Of the 5,122,762 shares of Class A common stock, par value $0.01 per share, of the Company (the “Company Class A Common Stock”) issued and outstanding at the close of business as of February 6, 2020, the record date for the Company special meeting, shareholders holding a majority of the total number of outstanding shares of Company Class A Common Stock entitled to vote were present or represented by proxy at the Company special meeting, constituting a quorum for all matters to be presented at the Company special meeting.

Proposal 1 listed below was submitted to a vote of shareholders at the Company special meeting. The proposals listed below are described in detail in the joint proxy statement/prospectus filed by the Company with the Securities and Exchange Commission on February 12, 2020. The final results of the shareholder votes at the Company special meeting are set forth below.

Proposal 1 – Share Issuance Proposal

The proposal was to approve the issuance of Company Class A Common Stock in connection with the Agreement and Plan of Merger, dated as of August 9, 2019 (the “Merger Agreement”), by and between the Company and Marquis Bancorp, Inc., a Florida corporation (“MBI”), providing for the merger (the “Merger”) of MBI with and into the Company (the “share issuance proposal”). The share issuance proposal was approved.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
3,315,387	18,078	3,967	N/A

Proposal 2 – Adjournment Proposal

In connection with the Company special meeting, the Board of Directors of the Company also solicited proxies with respect to a proposal to adjourn or postpone the Company special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Company special meeting to approve the share issuance proposal. The adjournment proposal was not submitted to Company shareholders for approval at the Company special meeting because Company shareholders approved the share issuance proposal, as noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL HOLDING CORP.
(Registrant)

By:	/s/ Daniel R. Sheehan
Daniel R. Sheehan
Chairman, President and Chief Executive Officer

Dated: March 17, 2020